U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2008

NORTHERN ETHANOL, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-51564	34-2033194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

(Address of principal executive offices)

(416) 366-5511

(Issuer’s Telephone Number)

Item 4.02 Non-reliance on previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Following the recommendation of management, on April 9, 2008, our audit committee concluded that our consolidated financial statements for the fiscal year ended December 31, 2006, and for the 3-month, 6-month and 9-month periods ended March 31, 2007, June 30, 2007 and September 30, 2007, should be restated and therefore no longer be relied upon because of errors in such financial statements as addressed in Accounting Principles Board Opinion No. 20. These errors resulted from our not accounting for the foreign currency translation of our Canadian subsidiaries in accordance with SFAS No. 52.

The effects of the restatement on our consolidated balance sheet as of December 31, 2006 was to decrease property under development and equipment by $12,581, decrease assets under capital lease by $707,627, increase the deficit accumulated during the development stage by $2,543, and to decrease accumulated other comprehensive income by $717,665. The effects of the restatement on our consolidated income statement for the year ended December 31, 2006 was to record a foreign exchange loss of $2,536, increase depreciation expense by $7, and increase the net loss by $2,543. The effects of the restatement on our consolidated statement of cash flow for the year ended December 31, 2006 was to increase the net loss by $2,543, increase depreciation expense by $7, increase purchase of property under development and equipment by $105, and increase effect of exchange rate changes on cash by $2,641. These restatements of our consolidated balance sheet as of December 31, 2006 and consolidated income statement and consolidated statement of cash flow for the year ended December 31, 2006, will be reported on our Form 10-KSB to be filed for the year ended December 31, 2007.

We intend to file amendments to our quarterly reports on Form 10-QSB for the 3-month, 6-month and 9-month periods ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively, when we have completed our determination of the amount of the restatements necessary to ensure that the foreign currency translation of our Canadian subsidiaries for these periods was in accordance with SFAS No. 52.

Our audit committee has discussed the matters disclosed in this Item 4.02(a) with our independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2008	NORTHERN ETHANOL, INC. (Registrant) By: s/Andrew Telsey________________ Andrew Telsey, Secretary

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